Exhibit 21.1

List of Subsidiaries of Allegion plc

Subsidiary	Jurisdiction of Formation
A.B.S. - R.I.C.A.	France
Allegion B.V.	Netherlands
Allegion LLC	Delaware
Allegion NV	Belgium
Allegion SA	Venezuela
Allegion (Australia) Pty Limited	Australia
Allegion Canada Inc.	Canada
Allegion Chile SpA	Chile
Allegion Colombia S.A.S.	Colombia
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Deutsche Holding GmbH	Germany
Allegion EMEA BVBA	Belgium
Allegion Emniyet ve Guvenlik Sistemleri Sanayi AS	Turkey
Allegion Finance Inc.	Delaware
Allegion Fu Hsing Limited**	Hong Kong
Allegion Fu Hsing Holdings Limited**	BVI
Allegion German Financing GmbH & Co. KG	Germany
Allegion German Holding I GmbH	Germany
Allegion German Holding II GmbH	Germany
Allegion (Gibraltar) Holding Limited	Gibraltar
Allegion (Hong Kong) Limited	Hong Kong
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Investments Holding LLC	Delaware
Allegion Irish Holding Company Limited	Ireland
Allegion Irish Holding Company II Ltd	Ireland
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Luxembourg Holding II SCS	Luxembourg
Allegion Luxembourg Holding III S.á.r.l	Luxembourg
Allegion Lux Financing I S.à r.l	Luxembourg
Allegion Lux Financing II S.à r.l.	Luxembourg
Allegion (New Zealand) Limited	New Zealand
Allegion Panama, S. de R.L.	Panama
Allegion S&S Holding Company Inc.	Delaware
Allegion S&S Lock Holding Company Inc.	Delaware
Allegion Security Technologies (China) Co. Ltd.	China
Allegion (UK) Limited	United Kingdom
Allegion US Holding Company Inc.	Delaware
AXA Stenman Deutschland GmbH	Germany

AXA Stenman France S.A.S.	France
AXA Stenman Holding B.V.	Netherlands
AXA Stenman Hong Kong Ltd.	Hong Kong
AXA Stenman Industries B.V.	Netherlands
AXA Stenman Nederland B.V	Netherlands
AXA Stenman Poland Sp Z.O.O	Poland
BASTA Group A/S Denmark	Denmark
Beijing Bocom Video Communication Systems Co., Ltd.*	China
Beijing Metal Door Co., Ltd.*	China
Bocom Wincent Technologies Co., Ltd *	China
Bricard S.A.	France
CISA Cerraduras S.A.	Spain
CISA SpA	Italy
D. Purdue & Sons Ltd.*	South Africa
Dor-O-Matic (Illinois) LLC	Illinois
Dor-o-Matic of Mid Atlantic States, Inc.	New Jersey
Electronic Technologies Corporation USA	New York
Fire and Security Hardware Pty Limited	Australia
Fu Hsing Industrial (Shanghai) Co., Ltd.**	China
Fu Jia Hardware Products (Shanghai) Co., Ltd.**	China
Fu Yang Investment Company Limited	Taiwan
Harrow Industries LLC	Delaware
Harrow Products (Delaware) LLC	Delaware
Harrow Products, LLC	Delaware
iDevices, LLC	Connecticut
Interflex Datensysteme GesmbH	Austria
Interflex Datensysteme GmbH & Co KG	Germany
Milre Systek Co., Ltd	Republic of Korea
Newman Tonks (Overseas Holdings) Limited	United Kingdom
Normbau Beschlage und Ausstattungs GmbH	Germany
Normbau France SAS	France
NT Group Properties Limited	United Kingdom
NT Leamington Limited	United Kingdom
Recognition Systems LLC	California
Schlage de Mexico SA de CV	Mexico
Schlage Lock Company LLC	Delaware
Shanghai Bocom Video Communication System Co. Ltd.	China
SimonsVoss Security Technologies (Asia) Pte. Ltd.	Singapore
SimonsVoss Security Technologies Sdn. Bhd.	Malaysia
SimonsVoss Technologies AB	Sweden
SimonsVoss Technologies BV	Netherlands
SimonsVoss Technologies FZE	United Arab Emirates
SimonsVoss Technologies GmbH	Germany
SimonsVoss Technologies Limited (Hong Kong)	Hong Kong
SimonsVoss Technologies Limited (UK)	United Kingdom
SimonsVoss Technologies SAS	France

Taiwan Fu Hsing Industrial Company*	Taiwan
Von Duprin LLC	Indiana
XceedID Corporation	Delaware
Zero Seal Systems Limited**	United Kingdom
*Minority owned subsidiary
** Majority owned subsidiary